EXHIBIT 23.10

Consent of Gustavson Associates

We hereby consent to the incorporation by reference in Midway Gold Corp.’s (the “Company”) Registration Statement on Form S-8, of references to our name and to the summary of the technical reports entitled "NI 43-101 Technical Report on the Midway Project, Nye County, Nevada" dated April 1, 2011, "NI 43-101 Technical Report on the Spring Valley Project, Pershing County, Nevada" dated May 24, 2011 with an original report date of May 24, 2011 and an updated report date of November 29, 2012, "NI 43-101 Feasibility Study for the Pan Gold Project, White Pine County, Nevada" dated November 15, 2011 with an original report date of December 19, 2011 and an updated report date of November 29, 2012, and "NI 43-101 Technical Report on Resources, Gold Rock Project, White Pine County, Nevada" dated February 29, 2012 with an original report date of April 10, 2012 and an updated report date of November 29, 2012, included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ William J. Crowl
By:
Name:  William J. Crowl
Title:  Vice President

Gustavson Associates

August 12, 2013